                                                                     EXHIBIT 4.2

                             MHI ACQUISITION, INC.

                         REGISTRATION RIGHTS AGREEMENT



         THIS REGISTRATION RIGHTS AGREEMENT is made as of May 31, 1995 by and among MHI ACQUISITION, INC., a Delaware corporation (the "Company"), and the entities and individuals listed on the Schedule of Purchasers attached to this Agreement as Exhibit A (collectively, the "Purchasers").

                                    RECITALS

         WHEREAS, the Company and the Series A Investors (as defined below) are parties to that certain Series A Preferred Stock Purchase Agreement dated as of May 31, 1995 (the "Series A Purchase Agreement") providing for, among other things, the sale by the Company and the several purchases by the Series A Investors of shares of the Company's Series A Preferred Stock, par value $.001 per share (the "Series A Preferred"), and the Company and the Management Investors (as defined below) are parties to those certain Founder Performance Stock Purchase Agreements dated as of May 31, 1995 (the "Founder Performance Stock Purchase Agreements"), providing for, among other things, the sale by the Company and the several purchases by the Management Investors of the Company's Class A Common Stock, par value $.001 per share (the "Class A Common");

         WHEREAS, the Company and Internationale Nederlanden (U.S.) Capital Corporation ("ING") are parties to that certain Warrant Purchase Agreement dated May 31, 1995 (the "Warrant Purchase Agreement") providing for the sale by the Company to ING of warrants (the "Warrants") to purchase 404,405 shares of the Company's Class B Common Stock, par value $.001 per share (the "Class B Common"); and

         WHEREAS, the sales of the Series A Preferred to the Series A Investors, the sales of the Class A Common to the Management Investors and the sale of the Warrants to ING are conditioned upon the registration rights being extended to the respective Purchasers.

         NOW THEREFORE, in consideration of the foregoing, the parties agree as follows:

         1. CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

                 "Acceptance Notice" shall have the meaning set forth in
Section 2(b)(ii)(F).

                 "Class A Common" shall mean the Class A Common Stock, $.001 par value, of the Company.

                 "Class B Common" shall mean the Class B Common Stock, $.001 par value, of the Company.

                 "Commission" shall mean the Securities and Exchange Commission of the United States or any other U.S. federal agency at the time administering the Securities Act.

                 "Common Stock" shall mean shares now or hereafter authorized of any class of common stock of the Company and any other capital stock of the Company, however designated, that has the right (subject to any prior rights of any class or series of preferred stock) to participate in any distribution of the assets upon voluntary or involuntary liquidation, dissolution or winding up of the Company or in the earnings of the Company without limit as to per share amount, and shall include, without limitation the presently authorized Class A Common and Class B Common. "Common Stock" shall not include preferred or special stock.

                 "Founder Performance Stock Purchase Agreements" shall have the meaning set forth in the first paragraph of the recitals.

                 "Holder" shall mean each of the Purchasers (and their transferees as permitted by Section 11) holding Registrable Securities or securities convertible into or exercisable for Registrable Securities.

                 "ING" shall mean Internationale Nederlanden (U.S.) Capital Corporation.

                 "Initiating Holders" shall mean Holders who in the aggregate hold greater than forty percent (40%) of the Registrable Securities.

                 "Initiating Warrant Holders" shall mean Warrant Holders who in the aggregate hold greater than twenty percent (20%) of the Warrant Shares.

                 "Management Investors" shall mean the purchasers of the Company's Class A Common under the Founder Performance Stock Purchase Agreements.

                 "Offer" shall have the meaning set forth in Section
2(b)(ii)(F).

                 "Other Holders" shall mean holders of Company securities, other than Holders, proposing to distribute their securities pursuant to a registration under this Agreement.

                 "Person" shall mean any natural person, corporation, firm, association, government, governmental agency or any other entity, whether acting in an individual, fiduciary or other capacity.

                 "Promissory Notes" shall mean those certain Notes issued in connection with that certain Note Purchase Agreement dated May 31, 1995 by and among the Company and the purchasers set forth on the signature pages thereto.

                 "Promissory Note Purchaser" shall have the meaning set forth in Section 11.

                 "Purchasers" shall mean, collectively, the Series A Investors, the Management Investors and ING.

                 "Quoted Prices" shall have the meaning set forth in Section 2(b)(ii)(F).

                 "Registrable Securities" means (i) the Class A Common issued or issuable on conversion of the Series A Preferred, (ii) the Class A Common issued pursuant to the Founder Performance Stock Purchase Agreements which are not subject to repurchase by the Company pursuant to the terms of such agreements, (iii) the Class A Common issued or issuable upon exercise of options held by the Management Investors pursuant to Stock Option Agreements dated May 31, 1995 (issued pursuant to the Company's 1995 Stock Option Plan),
(iv) the Class A Common issuable upon conversion of the Class B Common issued or issuable upon exercise of the Warrants and (v) any shares of Class A Common issued or issuable in respect of such Class A Common upon any stock split, stock dividend, recapitalization, or similar event. Shares of Class A Common or other securities shall only be treated as Registrable Securities if they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, (B) sold in a single transaction exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Rule 144(k) so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale or (C) this Agreement is terminated with respect to the holder of such securities pursuant to Section 13 hereof. The Company shall only be required to register Class A Common pursuant to this Agreement and, consistent therewith, all Holders shall convert (or exercise Warrants and convert, if applicable), as a condition to participation in any registration under this Agreement, their shares of Series A Preferred or Class B Common into Class A Common in conjunction with the inclusion of such shares in any registration by the Company contemplated by this Agreement.

                 The terms "register," "registered" and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

                 "Registration Expenses" shall mean all expenses, except as otherwise stated below, incurred by the Company in complying with Sections 2, 3 and 4 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, one counsel for holders of the Warrants and the Warrant Shares, and one counsel for the other Purchasers, blue sky fees and expenses, fees and disbursements of all independent certified public accountants of the Company (including, without limitation, the expenses of any special audit and, in connection with any underwritten offering, "cold comfort" letters required by or incident to such performance), fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which securities of the same class are then listed or the qualification for trading of the securities to be registered in each inter-dealer quotation system in which securities of the same class are then traded, and fees and expenses associated with any NASD filing required to be made in connection with such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

                 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, or any similar United States federal statute.

                 "Series A Investors" shall mean the purchasers of the Company's Series A Preferred under the Series A Purchase Agreement.

                 "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by Holders.

                 "Selling Holders" shall mean each Holder who holds Registrable Securities included in a registration statement under the Securities Act pursuant to this Agreement.

                 "Series A Preferred" shall mean the Series A Preferred Stock, $.001 par value, of the Company.

                 "Series A Purchase Agreement" shall have the meaning set forth in the first paragraph of the recitals.

                 "Warrant Holders" shall have the meaning set forth in Section 2(b).

                 "Warrant Holders' Registration Notice" shall have the meaning set forth in Section 2(b).

                 "Warrant Purchase Agreement" shall have the meaning set forth in the second paragraph of the recitals.

                 "Warrants" shall mean those certain warrants for the purchase of 404,405 shares of Class B Common sold by the Company to ING pursuant to the Warrant Purchase Agreement.

                 "Warrant Shares" shall mean the shares of Class B Common issued or issuable upon exercise of the Warrants together with any other securities issuable or which such holder may acquire on account of any such Class B Common, including, without limitation, as the result of the shares of Class B Common being converted into shares of Class A Common and/or any dividend or other distribution on Common Stock, any split-up of such Common Stock, or in accordance with a recapitalization, merger, consolidation, share exchange, reorganization or other transaction or series of related transactions in which shares of Common Stock are changed into or exchanged for securities of another corporation, or the exercise of any preemptive right (or the exercise or conversion of any security which such holder may acquire in connection with the exercise of any preemptive right) with respect to such Common Stock.

         2.      REQUESTED REGISTRATION.

                 (a) Request for Registration. In case the Company shall receive from Initiating Holders a written request that the Company effect any registration, qualification or compliance with respect to a public offering of shares of then outstanding Registrable Securities the reasonably anticipated aggregate price to the public of which would equal or exceed $5,000,000 (a "Registration Notice"), the Company will:

                           (i)    give prompt (and in any case within ten (10)
days after receiving such request) written notice of the proposed registration, qualification or compliance to all other Holders; and

                          (ii)    as soon as practicable, use its best efforts
to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of written notice from the Company pursuant to clause (i) above;

Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2(a):

                                  (A)      In any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                                  (B)      Prior to the earlier to occur of (i)
six (6) months after the effective date of the Company's first registered public offering of its stock or (ii) January 1, 1997;

                                  (C)      During the period starting with the
date sixty (60) days prior to the Company's estimated date of filing of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company sold by the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                  (D)      After the Company has effected two
(2) registrations pursuant to this Section 2(a), and such registrations have been declared or ordered effective; or

                                  (E)      If the Company shall furnish to such
Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its stockholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2(a) shall be deferred for a period not to exceed ninety (90) days from the date of receipt of written request from the Initiating Holders, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period.

                 Subject to the foregoing clauses (A) through (E), the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable, after receipt of the request or requests of the Initiating Holders.

                 (b) Warrant Holders Request for Registration. In addition to all other rights holders of the Warrants and Warrant Shares (the "Warrant Holders") possess as Holders pursuant to the terms of this Agreement, Initiating Warrant Holders shall have the right, following the Company's first registered public offering of its stock (subject to certain limitations set forth below), to request that the Company effect any registration, qualification or compliance with respect to a public offering of Warrant Shares the reasonably anticipated aggregate price to the public of which would equal or exceed $100,000 (the "Warrant Holders' Registration Notice"). Following receipt of the Warrant Holder's Registration Notice, the Company will:

                           (i)    give prompt (and in any event within ten (10)
days of receipt of the Warrant Holders' Registration Notice) written notice of the proposed registration, qualification or compliance to all Holders; and

                          (ii)    as soon as practicable, use its best efforts
to effect such registration, qualification or compliance (including, without limitation, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder of Holders joining in such request as are specified in a written request received by the Company within twenty (20) days after receipt of written notice from the Company pursuant to clause (i) above;

Notwithstanding the foregoing, the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section 2(b):

                                  (A)      In any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may required by the Securities Act;

                                  (B)      Prior to six (6) months after the
effective date of the Company's first registered public offering of its stock;

                                  (C)      If the Company has delivered a
written notice to the Warrant Holders pursuant to Section 3(a), during the period starting with the date thirty (30) days prior to the Company's good faith estimated date of filing (which shall be specified in such notice) of, and ending on the date six (6) months immediately following the effective date of, any registration statement pertaining to securities of the Company sold by the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                  (D)      After the Company has effected two
(2) registrations pursuant to this Section 2(b), and such registrations have been declared or ordered effective; provided, however, that no such registration will be deemed declared or ordered effective for purposes of this clause (D) unless a registration statement covering all Warrant Shares requested by one or more Warrant Holders to be registered pursuant to this
Section 2(b) shall have become effective and, if the method of disposition is a firm commitment underwritten public offering, all such Warrant Shares shall have been sold pursuant thereto (unless the failure to close such sale did not result from a failure of the Company to comply with its obligations under this Agreement, in which case such obligation shall be deemed satisfied upon such effectiveness);

                                  (E)      If the Company shall furnish to
Warrant Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors the filing of a registration statement would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential and that is not then otherwise required to be disclosed, then the Company's obligation to use its best efforts to register, qualify or comply under this Section 2(b) shall be deferred for a period not to exceed ninety
(90) days from the date of receipt of written request from the Warrant Holders, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or

                                  (F)      If the Company notifies the Warrant
Holders of its good faith intention to purchase such Registrable Securities in accordance with the terms of this clause (F), then the Company's obligations to use its best efforts to register, qualify or comply under this Section 2(b) shall be deferred for a period not to exceed thirty (30) days following the expiration of the 20-day period during which Holders may deliver requests pursuant to Section 2(b)(ii), unless the Company delivers an Acceptance Notice (as defined in clause (1) below) to the Warrant Holders, in which case the Company's obligations shall be deferred for a period not to exceed fifty (50) days following the expiration of such 20-day period.

                                        (1)     The Warrant Holders'
Registration Notice and the written requests delivered by any Warrant Holders joining in such Warrant Holders' Registration Notice, if any, shall be an offer by each Warrant Holder (the "Offer") to sell to the Company all Warrant Shares proposed to be included in such registration by such Warrant Holder for a cash purchase price equal to the product of (I) the average of the Quoted Prices (as defined below) for the Class A Common for the thirty (30) consecutive trading days commencing forty-five (45) trading days prior to such Warrant Holders' Registration Notice multiplied by (II) the number of Warrant Shares offered to the Company by each such Warrant Holder. Upon expiration of the 20-day period during which Holders may deliver requests pursuant to Section 2(b)(ii), the Company shall have thirty (30) days to give written notice of its intention to accept or reject the Offer and agree to purchase all, but not less than all, Warrant Shares proposed to be included in such registration. Failure to respond within such 30-day period shall be deemed notice of rejection. In the event that the Company notifies the Warrant Holders of its intention to accept such Offer (the "Acceptance Notice"), then the Acceptance Notice, taken in conjunction with the Offer, shall constitute a valid and legally binding purchase and sale agreement, and payment in cash for such Warrant Shares shall be made by the Company within twenty (20) days following the receipt by the Warrant Holders of the Acceptance Notice. If the Company rejects or is deemed to reject the Offer (or if the Company did not in good faith intend to accept the Offer), the Company will expeditiously prepare and file a registration statement with respect to, and use its best efforts to effect the registration of, the Warrant Shares requested to be registered pursuant to this Section 2(b).

                                        (2)     The "Quoted Price" of the Class
A Common is the last reported sales price of the Class A Common on such day as reported by NASDAQ or, if the Class A Common is listed on a national securities exchange, the last reported sales price of the Class A Common on such exchange (which shall be for consolidated trading if applicable to such exchange) on such day or, if the Class A Common is neither reported nor listed, the average of the last reported bid and asked prices of the Class A Common on such day.

                 Subject to the foregoing clauses (A) through (F), the Company shall prepare and file a registration statement covering the Warrant Shares and other Registrable Securities so requested to be registered as soon as practicable, after receipt of the Warrant Holders Registration Notice.

                 (c) Underwriting. If a registration pursuant to Section 2 is for a registered public offering involving an underwriting, the Company shall so advise the Holders as part of the notice given pursuant to Sections 2(a)(i) and 2(b)(i). In such event, the right of any Holder to registration pursuant to Section 2 shall be conditioned upon such Holder's participation in the underwriting arrangements required by this Section 2(c), and the inclusion of such Holder's Registrable Securities in the underwriting to the extent requested shall be limited to the extent provided herein.

                 The Company shall (together with all Holders and Other Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company, but subject to the reasonable approval of a majority in interest of the Initiating Holders (or, with respect to a registration pursuant to Section 2(b), the reasonable approval of a majority in interest of the Initiating Warrant Holders). Notwithstanding any other provision of this Section 2, if the managing underwriter advises the Initiating Holders (or the Initiating Warrant Holders with respect to registration under Section 2(b)) in writing that marketing factors require a limitation of the number of shares to be underwritten whether pursuant to a registration under Sections 2(a) or Section 2(b), then the Company shall so advise all Holders and Other Holders, and the number of shares that may be included in the registration and underwriting shall be allocated,first, among the Warrant Holders who have requested that Warrant Shares held by them be included in such registration in proportion, as nearly as practicable, to the respective amounts of Warrant Shares held by them at the time of filing the registration statement, second, among all other Holders (other than the Warrant Holders) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement and, third, among the Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders. No Registrable Securities or other securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. To facilitate the allocation of shares in accordance with the above provisions, the Company or the underwriters may round the number of shares allocated to any holder to the nearest one hundred (100) shares.

                 If any Holder or Other Holder disapproves of the terms of the underwriting, such person may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the Initiating Holders (or, in the case of a registration pursuant to Section 2(b), the Initiating Warrant Holders). The Registrable Securities and/or other securities withdrawn from such underwriting shall also be withdrawn from such registration.

         3.      COMPANY REGISTRATION.

                 (a) Notice of Registration. If at any time or from time to time the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders (including, without limitation, pursuant to Section 2), other than (i) a registration relating solely to employee benefit plans or (ii) a registration relating solely to a Commission Rule 145 transaction, the Company will:

                           (i)    give prompt (and in any event within twenty
(20) days before the anticipated filing date of the related registration statement) written notice thereof to each Holder indicating the proposed offering price and describing the plan of distribution; and

                          (ii)    include in such registration (and any related
qualification under blue sky laws or other compliance) and, at the request of any Holder, in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within twenty (20) days after receipt of such written notice from the Company, by any Holder.

         No registration of Registrable Securities effected under this Section 3(a) shall relieve the Company of its obligation to effect registration of Registrable Securities pursuant to Section 2(a) or 2(b).

                 (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to Section 3(a)(i). In such event the right of any Holder to registration pursuant to Section 3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of Registrable Securities in the underwriting to the extent provided in this Section 3(b).

         All Holders proposing to distribute their securities through such underwriting shall, together with the Company and Other Holders, enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Company. The Company shall use its reasonable best efforts to cause the managing underwriter of such proposed underwritten offering to permit the Registrable Securities proposed to be included in such registration to be included in the registration statement for such offering on the same terms and conditions as any similar securities of the Company included therein. Notwithstanding any other provision of this Section 3, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the Registrable Securities and other securities to be included in such registration. The Company shall so advise all Holders and Other Holders, and the number of shares that may be included in the registration and underwriting by all Holders and Other Holders shall be allocated among them, as nearly as practicable, first, among the Warrant Holders who have requested that Warrant Shares held by them be included in such registration in proportion, as nearly as practicable, to the respective amounts of Warrant Shares held by them at the time of filing the registration statement, second, among the Holders (other than the Warrant Holders) in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing of the registration statement, and, third, among the Other Holders in proportion to the number of shares proposed to be included in such registration by such Other Holders. To facilitate the allocation of shares in accordance with the above provisions, the Company may round the number of shares allocated to any Holder or Other Holder to the nearest one hundred (100) shares.

         If any Holder or Other Holder disapproves of the terms of any such underwriting, such person may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any securities excluded or withdrawn from such underwriting also shall be withdrawn from such registration, and shall not be transferred in a public distribution prior to ninety (90) days after the effective date of the registration statement relating thereto, or such other shorter period of time as the underwriters may require.

                 (c) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 prior to the effectiveness of such registration whether or not any Holder has elected to include Registrable Securities in such registration.

         4.      REGISTRATION ON FORM S-3.

                 (a) Request for Registration. If any Holder or Holders request that the Company file a registration statement on Form S-3 (or any successor form to Form S-3) for a public offering of shares of the Registrable Securities the reasonably anticipated aggregate price to the public of which would exceed $1,000,000, and the Company is a registrant entitled to use Form S-3 to register the Registrable Securities for such an offering, the Company shall use its best efforts to cause such Registrable Securities to be registered for the offering on such form and to cause such Registrable Securities to be qualified in such jurisdictions as the Holder or Holders may reasonably request. The substantive provisions of Section 2(c) shall be applicable to each registration initiated under this Section 4 involving an underwriting; provided, however, that the rights granted to the Holders pursuant to this Section 4 shall be in addition to, and not in lieu of, the rights granted to Holders pursuant to Section 2 of this Agreement.

                 (b) Limitations. Notwithstanding the foregoing, the Company shall not be obligated to take any action pursuant to this Section 4:

                           (i)    in any particular jurisdiction in which the
Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

                          (ii)    if the Company, within ten (10) days of the
receipt of the request of the Initiating Holders requesting registration under this Section 4, gives notice of its bona fide intention to effect the filing of a registration statement with the Commission within ninety (90) days of receipt of such request (other than with respect to a registration statement relating to a Rule 145 transaction, an offering solely to employees or any other registration which is not appropriate for the registration of Registrable Securities);

                         (iii)    during the period starting with the date
thirty (30) days prior to the Company's good faith estimated date of filing of, and ending on the date six (6) months immediately following, the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan), provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                          (iv)    if the Company shall furnish to such Holder a
certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors the filing of a registration statement would require the disclosure of material information that the Company has a bona fide business purpose for preserving as confidential and that is not then otherwise required to be disclosed, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed ninety (90) days from the receipt of the request to file such registration by such Holder, provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or

                           (v)    more than once in any twelve (12) month
period.

         5. LIMITATIONS ON REGISTRATION RIGHTS OF OTHERS. The Company represents and warrants that it has not granted to any Person the right to request or require the Company to register any securities issued by the Company. The Company also covenants and agrees that, from and after the date hereof, the Company will not, without the prior written consent of holders of a majority of each of the then outstanding Registrable Securities and the then outstanding Warrant Shares, enter into any agreement with any holder or prospective holder of any securities of the Company which allows such holder or prospective holder of any securities of the Company to include such securities in any registration filed under Sections 2, 3 or 4 hereof, unless the rights granted under the terms of such agreement are expressly subject and subordinated to the rights of registration granted to the Holders pursuant to Sections 2, 3 or 4 hereof.

         6.      EXPENSES OF REGISTRATION.

                 (a) Registration Expenses. The Company shall bear all Registration Expenses incurred in connection with all registrations pursuant to Sections 2 and 3. In the event any Initiating Holders (or, in the case of a registration pursuant to Section 2(b), the Initiating Warrant Holders) withdraw a Registration Notice (or a Warrant Holders' Registration Notice, as the case may be), abandon a registration statement or, following an effective registration pursuant to Section 2 hereof, does not sell the Registrable Securities held by such Holders that were included in such registration, then all Registration Expenses in respect of such Registration Notice (or Warrant Holders' Registration Notice, as the case may be) shall be borne, at the Initiating Holders' option (or, in the case of Section 2(b), at the Initiating Warrant Holders' option), either by the Initiating Holders (or the Initiating Warrant Holders, as the case may be) or by the Company (in which case, if borne by the Company, such withdrawn or abandoned registration shall be deemed to be an effective registration for purposes of Section 2(a)(ii)(D) or Section 2(b)(ii)(D) hereof, as the case may be). The Company shall bear the Registration Expenses incurred with respect to the first three (3) S-3 registrations pursuant to Section 4, and the Selling Holders shall pay the Registration Expenses on any additional S-3 registrations pro rata on the basis of the number of shares so registered.

                 (b) Selling Expenses. All Selling Expenses relating to securities registered on behalf of the Holders and Other Holders shall be borne by the Holders and Other Holders pro rata on the basis of the number of shares so registered.

         7. REGISTRATION AND QUALIFICATION. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities pursuant to Section 2, the Company will use its best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto it will, as promptly as is practicable:

                 (a) before filing a registration statement or prospectus or any amendments or supplements thereto, furnish to the counsel of the Holders of the Registrable Securities covered by such registration statement copies of all documents proposed to be filed, which documents will be made available on a timely basis, for review by such counsel to the Holders;

                 (b) prepare and file with the Commission, as soon as practicable, and use its best efforts to cause to become effective, a registration statement under the Securities Act relating to the Registrable Securities to be offered on such form under the Securities Act as the Initiating Holders (or, in the case of a registration pursuant to Section 2(b), the Initiating Warrant Holders), or if not filed pursuant to Section 2 hereof, the Company, determines and for which the Company then qualifies;

                 (c) prepare and file with the Commission such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until the earlier of such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition set forth in such registration statement or the expiration of one hundred twenty (120) days after such registration statement becomes effective; provided that such one hundred twenty
(120) day period shall be extended in the case of a registration pursuant to
Section 2 hereof for such number of days that equals the number of days elapsing from (i) the date the written notice contemplated by Section 7(g) hereof is given by the Company to (ii) the date on which the Company delivers to the Selling Holders the supplement or amendment contemplated by Section 7(g) hereof;

                 (d) furnish to the Selling Holders and to any underwriter of Registrable Securities such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any amendment or supplement thereto, in conformity with the requirements of the Securities Act, such documents incorporated by reference in such registration statement or prospectus, and such other documents, as the Selling Holders or such underwriter may reasonably request, and, if requested, a copy of any and all transmittal letters or other correspondence to, or received from, the Commission or any other governmental agency or self-regulatory body or other body having jurisdiction (including any domestic or foreign securities exchange) relating to such offering;

                 (e) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement at the earliest possible moment;

                 (f) if requested by a Selling Holder, (i) furnish to each Selling Holder and to any underwriter an opinion of counsel for the Company addressed to each Selling Holder and underwriter and dated the date of the closing under the underwriting agreement (if any) (or if such offering is not underwritten, dated the effective date of the registration statement), (ii) use its best efforts to furnish to each Selling Holder a " cold comfort" or "special procedures" letter addressed to each Selling Holder and signed by the independent public accountants who have audited the Company's financial statements included in such registration statement, (iii) make such representations and warranties to the Selling Holders and, in connection with any underwritten offering, to the underwriters, in each such case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters and in underwriting agreements in underwritten public offerings of securities and such other matters as the Selling Holders may reasonably request and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements;

                 (g) immediately notify the Selling Holders in writing (i) at any time when a prospectus relating to a registration hereunder is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of any request by the Commission or any other regulatory body or other body having jurisdiction for any amendment of or supplement to any registration statement or other document relating to such offering, and in either such case, at the request of a Selling Holder, prepare and furnish to such Selling Holders a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading;

                 (h) use its best efforts to list all such Registrable Securities covered by such registration statement on each securities exchange and inter-dealer quotation system on which a class of common equity securities of the Company is then listed, and to pay all fees and expenses in connection therewith;

                 (i) upon the transfer of shares by a Selling Holder in connection with a registration hereunder, furnish unlegended certificates representing ownership of the Registrable Securities in such denominations as shall be requested by the Selling Holders or the underwriters;

                 (j) promptly notify the Selling Holders and the managing underwriter, if any, and if requested by any such Person, confirm such advice in writing,

                           (A)    of the issuance by the Commission of any stop
order suspending the effectiveness of such registration statement or the initiation of any proceedings for that purpose,

                           (B)    of the Company's becoming aware at any time
that the representations and warranties of the Company contemplated by Section 7(f)(iii) above have ceased to be true and correct, and

                           (C)    of the receipt by the Company of any
notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose;

                 (k) if reasonably requested by the managing underwriter, if any, or a majority in interest of the Warrant Shares being sold in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post-effective amendment to such registration statement such information as the managing underwriter or such majority in interest of the Warrant Shares being sold reasonably request to have included therein relating to the plan of distribution with respect to such Warrant Shares, including, without limitation, information with respect to the amount of Warrant Shares being sold to such underwriters and any other terms of the underwritten (or best-efforts underwritten) offering of the Warrant Shares to be sold in such of offering; and make all required filings of such prospectus supplement or post-effective amendment to such registration statement as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment to such registration statement;

                 (l) prior to any public offering of Registrable Securities, register or qualify or reasonably cooperate with the Selling Holders, the managing underwriter, if any, and their respective counsel in connection with the registration or qualification of such Warrant Shares for offer and sale under the securities or blue sky laws of such jurisdictions as any Selling Holder or managing underwriter reasonably requests (the reasonableness of any request in connection with any registration under Section 2 to be determined by comparing the filing costs and fees that would be incurred by the Company in complying with such request with the benefits to be realized by the Selling Holders from such registration or qualification) and do any and all other facts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by such registration statement;

                 (m) cooperate and assist in any filings required to be made with the NASD and any performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter" as required to be retained in accordance with the rules and regulations of the NASD); and

                 (n) otherwise use its best efforts to comply with the Securities Act, the Exchange Act of 1934, as amended, all applicable rules and regulations of the Commission and all applicable state blue sky and other securities laws, rules and regulations.

         8.      INDEMNIFICATION.

                 (a) By the Company. The Company will indemnify each Holder, each of its officers and directors, partners, employees and agents, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages or liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained (or incorporated by reference) in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act or any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification or compliance, and the Company will reimburse each such Holder, each of its officers, directors, partners, employees and agents, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable to any such Holder, controlling person or underwriter in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission, or alleged untrue statement or omission, made or incorporated by reference in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder, controlling person or underwriter and stated to be specifically for use therein. If the Holders are represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 8(a) to reimburse legal fees and expenses of more than one separate counsel for the Warrant Holders and one separate counsel for all other Holders.

                 (b) By Holders. Each Selling Holder will indemnify the Company, each of its directors, officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other Selling Holder, each of its officers, directors, partners, employees and agents and each person controlling such Selling Holders within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue state ment) of a material fact contained (or incorporated by reference) in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Selling Holders, such directors, officers, partners, employees and agents, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made (or incorporated by reference) in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Selling Holder and stated to be specifically for use therein. Notwithstanding the foregoing, the liability of each Selling Holder under this subsection (b) shall be limited in an amount equal to the net proceeds of the shares sold by such Selling Holder, unless such liability arises out of or is based on willful misconduct by such Selling Holder.

                 (c) Procedure for Indemnification. Each party entitled to indemnification under paragraph (a) or (b) of this Section 8 (the "Indemnified Party") shall, promptly after receipt of notice of any claim or the commencement of any action against such Indemnified Party in respect of which indemnity may be sought, notify the party required to provide indemnification (the "Indemnifying Party") in writing of the claim or the commencement thereof; provided that the failure of the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which it may have to an Indemnified Party pursuant to the provisions of this Section 8, unless the Indemnifying Party was materially prejudiced by such failure, and in no event shall such failure relieve the Indemnifying Party from any other liability which it may have to such Indemnified Party. If any such claim or action shall be brought against an Indemnified Party, it shall notify the Indemnifying Party thereof and the Indemnifying Party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified Indemnifying Party, to assume the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable (except to the extent the proviso to this sentence is applicable, in which event it will be so liable) to the Indemnified Party under this Section 8 for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided that each Indemnified Party shall have the right to employ separate counsel to represent it and assume its defense (in which case, the Indemnifying Party shall not represent it) if (i) upon the advice of counsel, the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party will not have the right to assume the defense of such claim or action on behalf of such Indemnified Party), or
(ii) in the event the Indemnifying Party has not assumed the defense thereof within ten (10) days of receipt of notice of such claim or commencement of action, in which case the fees and expenses of one such separate counsel shall be paid by the Indemnifying Party (and, in the event the Warrant Holders are an Indemnified Party, the Indemnifying Party shall, in such event, pay for one separate counsel for the Warrant Holders). If any Indemnified Party employs such separate counsel it will not enter into any settlement agreement which is not approved by the Indemnifying Party, such approval not to be unreasonably withheld. If the Indemnifying Party so assumes the defense thereof (and by so assuming shall be solely responsible for liabilities relating to such claim or action, and shall release the Indemnified Party from such liabilities to the extent permitted by law), it may not agree to any settlement of any such claim or action as the result of which any remedy or relief, other than monetary damages for which the Indemnifying Party shall be responsible hereunder, shall be applied to or against the Indemnified Party, without the prior written consent of the Indemnified Party. No Indemnifying Party will consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or action. In any action hereunder as to which the Indemnifying Party has assumed the defense thereof with counsel satisfactory to the Indemnified Party, the Indemnified Party shall continue to be entitled to participate in the defense thereof, with counsel of its own choice, but, except as set forth above, the Indemnifying Party shall not be obligated hereunder to reimburse the Indemnified Party for the costs thereof.

                 (d) Contribution. If the indemnification provided for in this Section 8 shall for any reason be unavailable to an Indemnified Party in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to herein, then each Indemnifying Party shall, in lieu of indemnifying such Indemnified Party, contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage or liability, or action in respect thereof, in such proportion as shall be appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party on the one hand or the Indemnified Party on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission, but not by reference to any Indemnified Party's stock ownership in the Company. In no event, however, shall a Holder of Registrable Securities be required to contribute in excess of the amount of the net proceeds received by such Holder in connection with the sale of Registrable Securities in the offering which is the subject of such loss, claim, damage or liability. The amount paid or payable by an Indemnified Party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this paragraph shall be deemed to include, for purposes of this paragraph, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                 (e) Non-Securities Act Claims. Indemnification or, if appropriate, contribution, similar to that specified in the preceding provisions of this Section 8 (with appropriate modifications) shall be given by the Company and each Selling Holder with respect to any required registration or other qualification of Registrable Securities pursuant to this Agreement under any federal or state law or regulation or governmental authority other than the Securities Act.

         9. INFORMATION BY HOLDER. Holders including any Registrable Securities in any registration shall furnish to the Company such information regarding such Holders as shall be necessary to enable the Company to comply with the provisions hereof in connection with any registration, qualification or compliance referred to in this Agreement.

         10. RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Registrable Securities to the public without registration, after such time as a public market exists for the Class A Common, the Company agrees to use its best efforts to:

                 (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the effective date that the Company becomes subject to the reporting requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act");

                 (b) File with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements); and

                 (c) Furnish to any Holder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company and other information in the possession of or reasonably obtainable by the Company as such Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

         11. TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Securities pursuant to Sections 2, 3 and 4 may be assigned in connection with any transfer or assignment by a Holder of Registrable Securities provided that: (a) such transfer may otherwise be effected in accordance with applicable securities laws; (b) such transfer is effected in compliance with the restrictions on transfer contained in this Agreement and in any other agreement between the Company and the Holder; and
(c) such assignee or transferee (i) acquires at least 50,000 Warrant Shares or 500,000 shares of other Registrable Securities (as the same may be adjusted for any stock split, stock dividend, stock combination or other recapitalization),
(ii) acquires all

Registrable Securities held as of the date of this Agreement by a Holder (other than a Warrant Holder) (less such number of shares sold by a Holder in connection with the sale of any Promissory Notes or reserved by a Holder for delivery upon exercise of any warrants sold with the sale of any Promissory Notes) who, as of the date of this Agreement, holds less than 500,000 shares of Registrable Securities, (iii) acquires any number of Registrable Securities in connection with the sale of any Promissory Notes (either through outright sale or issuable upon exercise of warrants transferred in connection with such sale) (a "Promissory Note Purchaser") or (iv) is a general or limited partner or an Affiliate of the Holder. No transfer or assignment will divest Holder or any subsequent owner of such rights and powers unless all Registrable Securities are transferred or assigned.

         12. STANDOFF AGREEMENT. Each Holder agrees that, if, in connection with the Company's initial public offering of the Company's securities, the Company or the underwriters managing the offering so request, the Holders shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in such registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed one hundred eighty (180) days) from the effective date of such registration as may be requested by the Company or the underwriters; provided that each officer and director of the Company also agrees to such restrictions. This Section 12 shall be binding on all transferees or assignees of Registrable Securities, whether or not such persons are entitled to registration rights pursuant to Section 11.

         13. TERMINATION. This Agreement shall terminate, with respect to each Holder, at such time as all Registrable Securities held by such Holder constitutes less than two percent (2%) of the voting securities of the Company (on an as-converted basis); provided however, that (i) with respect to each of the Management Investors, this Agreement will terminate with respect to each such Management Investor at the time such Management Investor holds or controls less than the number of shares of capital stock of the Company held by the Management Investors upon closing of the Series A Agreement and the Founder Performance Stock Purchase Agreement dated May 31, 1995 between the Company and the Management Investor (as adjusted for any stock splits, stock dividends, recapitalizations and similar transactions), (ii) with respect to a Promissory Note Purchaser, this Agreement shall terminate with respect to such Promissory Note Purchaser at the time such Promissory Note Purchaser holds or controls less than the number of Registrable Securities received by such Purchaser upon sale of the Promissory Notes, and (iii) with respect to each of the Warrant Holders, this Agreement will terminate with respect to each such Warrant Holder at the time such Warrant Holder holds or controls less than 50,000 Warrant Shares (as adjusted for any stock split, stock dividends, recapitalization and similar transactions.) The respective indemnities, representations and warranties of the Purchasers and the Company shall survive such termination.

         14.     MISCELLANEOUS.

                 (a) Governing Law. This Agreement will be governed by and construed in accordance with the State of New York without given effect to the conflicts of law principles thereof.

                 (b) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of at least a majority of the Registrable Securities, voting as a class; provided, however, that no amendment which shall adversely affect the rights of Warrants Holders hereunder shall be effective without the written consent of the holders of at least a majority of the Warrant Shares. Any amendment or waiver effected in accordance with this paragraph will be binding upon each holder of any securities purchased under this Agreement at the time outstanding (including securities into which such securities are convertible), each future holder of all such securities and the Company.

                 (c) Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegally invalid, unenforceable or void, this Agreement shall continue in full force and effect without said provision. In such event, the parties shall negotiate, in good faith, a legal, valid and binding substitute provision which most nearly effects the intent of the parties in entering into this Agreement.

                 (d) Notices. All notices and other communications required or permitted hereunder shall be in writing (or in the form of a telex or telecopy (confirmed in writing) to be given only during the recipient's normal business hours unless arrangements have otherwise been made to receive such notice by telex or telecopy outside of normal business hours) and shall be mailed by registered or certified mail, postage prepaid, or otherwise delivered by hand, messenger, or telex or telecopy (as provided above) addressed (a) if to a Purchaser, at such other address as such Purchaser shall have furnished to the Company in writing or (b) if to any other holder of any Series A Preferred, Common Stock or Warrant Shares at such address as such holder shall have furnished the Company in writing or, until any such holder so furnishes an address to the Company, then to and at the address of the last holder of such shares who has so furnished an address to the Company or (c) if to the Company, one copy should be sent to its principal executive offices and addressed to the attention of the Corporate Secretary, or at such other address as the Company shall have furnished to the Purchasers.

         Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered personally, or, if sent by mail, at the earlier of its receipt or 72 hours after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid, or, if by telex or telecopy pursuant to the above, when received.

                 (e) Facsimile Signatures. Any signature page delivered by a fax machine or telecopy machine shall be binding to the same extent as an original signature page, with regard to any agreement subject to the terms hereof or any amendment thereto. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party which requests it.

                 (f) Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together will constitute one and the same instrument.

                 (g) Titles, Subtitles and Table of Contents. The titles, subtitles and table of contents used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                 (h) Specific Performance. The company recognizes that the rights of the Holders under this Agreement are unique and, accordingly, the Holders shall, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. The company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate. This Agreement is not intended to limit or abridge any rights of the Holders that may exist apart from this Agreement.

                 (i) Waivers and Further Agreements. Any waiver of any term or condition of this Agreement or of any breach of any such term or condition shall not operate as a waiver of any other term or condition or breach thereof, nor shall any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof; provided, however, that no such waiver shall be construed to effect a continuing waiver of the provision being waived and no such waiver shall constitute a waiver in any other instance or for any other purpose or impair the right of the party against whom such waiver is claimed to require full compliance with such provision in all other instances or for all other purposes, unless such waiver by its own terms explicitly provides to the contrary. Each of the parties hereto agrees to execute all such further instruments and documents and to take all such further action as the other parties may reasonably require in order to effectuate the terms and purposes of this Agreement.

                                  [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]


         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                 "PURCHASER"

MHI ACQUISITION, INC.,    MORGAN STANLEY VENTURE CAPITAL FUND II, L.P.
a Delaware corporation
                          By:     Morgan Stanley Venture Partners II, L.P.
By:                               its General Partner
    ------------------
      Name:               By:     Morgan Stanley Venture Capital II, Inc.
      Title:                      Managing General Partner
                          ---------------------------------------------------
                                  Name of Purchaser
                          /s/
                          ---------------------------------------------------
                          Signature

                          President
                          ---------------------------------------------------
                          Title, if applicable

                                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                          "PURCHASER"

MHI ACQUISITION, INC.,             MORGAN STANLEY VENTURE CAPITAL FUND II, C.V.
a Delaware corporation
                                   By:  Morgan Stanley Venture Partners II, L.P.
                                        its Investment General Partner
By: --------------------
    Name:                          By:  Morgan Stanley Venture Capital II, Inc.
    Title                               Managing General Partner
                                   ---------------------------------------------
                                        Name of Purchaser

                                   /s/
                                   ---------------------------------------------
                                   Signature

                                   President
                                   ---------------------------------------------
                                   Title, if applicable

                                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                          "PURCHASER"

MHI ACQUISITION, INC.,             MORGAN STANLEY VENTURE INVESTORS, L.P.
a Delaware corporation
                                   By: Morgan Stanley Venture Partners II, L.P.
By:                                    its General Partner
    ---------------------------
      Name:                        By: Morgan Stanley Venture Capital II, Inc.
      Title:                           Managing General Partner
                                  ----------------------------------------------
                                       Name of Purchaser

                                   /s/
                                   ---------------------------------------------
                                   Signature

                                   President
                                   ---------------------------------------------
                                   Title, if applicable

                                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                               "PURCHASER"

MHI ACQUISITION, INC.,
a Delaware corporation

                                        Charles L. Allen
                                        -----------------------------------
                                        Name of Purchaser
By: /s/ Charles L. Allen
    --------------------------------
      Name: Charles L. Allen
      Title:  President & CEO
                                        /s/ Charles L. Allen
                                        -----------------------------------
                                        Signature


                                        President & CEO
                                        -----------------------------------
                                        Title, if applicable

                                 [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                                          "PURCHASER"

MHI ACQUISITION, INC.,
a Delaware corporation

By:                                                Roy W. Griffitts, Jr.
    ---------------------------                    ----------------------------
      Name: Charles L. Allen                       Name of Purchaser
      Title:  President

                                                   /s/ Roy W. Griffitts, Jr.
                                                   ----------------------------
                                                   Signature



                                                   COO
                                                   ----------------------------
                                                   Title, if applicable

                                  [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


"COMPANY"                                          "PURCHASER"

MHI ACQUISITION, INC.
a Delaware corporation

By: /s/ Charles L. Allen                           William A. Brosius
    --------------------------------               ----------------------------
      Name: Charles L. Allen                       Name of Purchaser
      Title:  President

                                                   /s/ William A. Brosius
                                                   ----------------------------
                                                   Signature



                                                   CFO
                                                   ----------------------------
                                                   Title, if applicable

                                  [REGISTRATION RIGHTS AGREEMENT SIGNATURE PAGE]



      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

"COMPANY"                               "PURCHASER"

MHI ACQUISITION, INC.,                  INTERNATIONALE NEDERLANDEN (U.S.)
a Delaware corporation                  CAPITAL CORPORATION
                                        ------------------------------------
                                        Name of Purchaser



By:
    ---------------------------
      Name
      Title:                            /s/Darren Wells
                                        -----------------------------------
                                        Signature

                                        Darren Wells,
                                        Managing Director
                                        -----------------------------------
                                        Title, if applicable

                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS


                         PURCHASER                              CLASS OF SECURITY            NUMBER OF SHARES
   --------------------------------------------------       -------------------------   -------------------------
 Morgan Stanley Venture Capital Fund II, L.P.                      Series A preferred                  2,651,335

 Morgan Stanley Venture Capital Fund II, C.V.                      Series A Preferred                    660,546

 Morgan Stanley Venture Investors, L.P.                            Series A Preferred                    688,119

 Charles L. Allen                                                  Series A Preferred                    535,714
                                                                       Class A Common                    200,000
                                                                       Class A Common                  * 239,189

 Roy W. Griffitts, Jr.                                             Series A Preferred                    392,857
                                                                       Class A Common                    107,692
                                                                       Class A Common                  * 128,794

 William A. Brosius                                                Series A Preferred                     71,429
                                                                       Class A Common                     92,308
                                                                       Class A Common                  * 110,395

 Internationale Nederlanden (U.S.) Capital Corporation                 Class B Common                 ** 405,405



_______________________

*     Shares issuable upon exercise of outstanding stock option.
**    Shares issuable upon exercise of outstanding warrant.